Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the statement on Schedule 13G dated February 12, 2021 with respect to the shares of common stock, par value $0.01 per share, of Rackspace Technology, Inc., and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: February 12, 2021

SEARCHLIGHT CAPITAL II, L.P.

By:	Searchlight Capital Partners II GP, L.P., its general partner

By:	/s/ Darren Glatt
Name:	Darren Glatt
Title:	Authorized Person

SEARCHLIGHT CAPITAL II PV, L.P.

By:	Searchlight Capital Partners II GP, L.P., its general partner

By:	/s/ Darren Glatt
Name:	Darren Glatt
Title:	Authorized Person

SEARCHLIGHT CAPITAL PARTNERS II GP, L.P.

By:	Searchlight Capital Partners II GP, LLC, its general partner

By:	/s/ Darren Glatt
Name:	Darren Glatt
Title:	Authorized Person

SEARCHLIGHT CAPITAL PARTNERS II GP, LLC

By:	/s/ Darren Glatt
Name:	Darren Glatt
Title:	Authorized Person